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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-190819, No. 333-189691, No. 333-185486 and No. 333-178766) of Anacor Pharmaceuticals, Inc. and in the related Prospectuses and in the Registration Statements (Form S-8 No. 333-206248, No. 333-196524, No. 333-187347, No. 333-180146, 333-174545, 333-171264) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, the 2010 Equity Incentive Plan, and the 2001 Equity Incentive Plan, the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, respectively, of Anacor Pharmaceuticals, Inc. of our reports dated February 29, 2016, with respect to the consolidated financial statements of Anacor Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Anacor Pharmaceuticals, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Redwood City, California
February 29, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm